Exhibit 10.1
                               RECANTOAZAL
                       SOFTWARE LICENSE AGREEMENT

THIS AGREEMENT is entered into this 6th day of August, 2001,

BETWEEN:

     RECANTOAZAL S.A., with registered offices in San Jose, Costa Rica; (hereinafter referred to as "Recantoazal" or the "Licensee")

AND

     UNITED  Trading.Com.  with  offices  at  19762  MacArthur Blvd., Suite 300,
Irvine,  CA  92612;(hereinafter  referred  to  as  "United"  or  the "Licensor")

WHEREAS,

A. UNITED owns rights to Internet Casino and Sports Book software (the "Software");

B.  UNITED  has  licensed  the  use  of  the  Software  to  Recantoazal;  and

C. United and Recantoazal wish to enter into an new agreement revising the terms of the previous agreements for the use of such Software.

NOW THEREFORE, in consideration of the premises and mutual covenants herein set forth, the parties agree as follows:


1.   GENERAL PROVISIONS
-----------------------

1.1  DEFINITIONS


     1.1.1 "Licensed Software" shall mean a licensed data processing program or micro program consisting of a series or sequence of signals, or instructions, statements, or fonts stored on any media in machine readable form, and any related licensed materials such as, but not limited to, graphics, flow charts, logic diagrams, manuals, and listing made generally available by UNITED for use in connection with the licensed programs. The Licensed Software shall consist of a Casino and Sports Book. The Casino shall have various games of chance which includes, but are not limited to, blackjack, double exposure blackjack video poker (jacks or better and deuces wild), eight-way slot machine and Lottery. The Sports Book Software shall have the ability to receive wagers or bets on sporting events from players throughout the world.


    1.1.2 "Hardware" shall mean all the necessary computers, routers, cabling, monitors, hard drives, back-up systems, and other equipment as may be required in order to store, distribute and run the Licensed Software.

     1.1.3 "Games" shall mean the casino style games, that are played using the Licensed Software and is available from time to time.

     1.1.4 "Customer Information" shall mean all data collected and stored on customers including, without limiting the generality of the foregoing, name, address, phone and fax number, e-mail address, credit card numbers and expiration dates or information on other types of payments, amounts wagered and frequency of wagering.
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     1.1.5     "Confidential  Information" shall mean material in the possession of UNITED which is not generally available to or used by others or the utility or value of which is not generally known or recognized as standard practice, including, without limitation, all financial business and personal data relating to UNITED's clients, any non-public information about affiliates, subsidiaries, consultants and employees of UNITED or its affiliates, business and marketing plans, strategies and methods, studies, charts, plans, tables and compilations of business industrial information, computer software and computer technology whether patentable, copyrightable or not, which is acquired or developed by or on behalf of UNITED or its affiliates from time to time.

1.2  INDEMNIFICATION

     1.2.1 The Licensee acknowledges and agrees that neither UNITED nor any of its members, shareholders, directors, officers, employees or representatives will be liable to the Licensee or any of the Licensee's customers for any special, indirect, consequential, punitive or exemplary damages, or damages for loss of profits or savings, in connection with this Agreement, the services or the Hardware or any other information, material or services provided by UNITED to the Licensee under this Agreement. If, despite the foregoing limitations, UNITED or any of its shareholders, directors, officers, employees or representatives should become liable to the Licensee or any other person (a "Claimant") in connection with this Agreement, then the maximum aggregate liability of UNITED, its members, shareholders, directors, officers, employees and representatives for all such things and to all such parties will be limited to the lesser of the actual amount of loss or damage suffered by the Claimant or the amount of the Licensee's fees payable by the Licensee to UNITED for the six months prior to the loss.

     1.2.2 The Licensee shall indemnify and save harmless UNITED and its members, shareholders, directors, officers, employees, agents, contractors, representatives, parent company, or subsidiaries (together, the "Indemnified Parties") from and against all damages, losses, costs and expenses (including actual legal fees and costs), fines and liabilities incurred by or awarded asserted or claimed against any of the Indemnified Parties by any licensing or government agency who licenses, regulates, or otherwise governs the licensing or use of Internet gambling in connection with the Licensee's activities under this Agreement, including claims brought by a person using or relying upon any advice given or publication produced and distributed by the Licensee.

     1.2.3 Notwithstanding anything in this Section 1.2, if UNITED is found guilty of fraud in executing its' obligations under this Agreement, the Licensee shall not be responsible for any indemnification of the Indemnified Parties to the extent that the fraud has caused there to be damages.


1.3  CONDITIONS OF LICENSE

     This license is granted under the following conditions:

     1.3.1 UNITED and the Licensee acknowledges that its rights in and to the Licensed Software may be assigned, re-licensed or otherwise transferred by operation of law without the prior written consent of UNITED, provided however that any net proceeds from such

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               assignment,  re-license  or  transfer  will  be  included  in the remuneration to UNITED as outlined in Section 1.5 below, and that Licensee is responsible for all communication with the Sub-licensee and UNITED will have no responsibility in this regard;

     1.3.2 UNITED shall not be responsible for failure of or performance of the Software.

     1.3.3 UNITED acknowledges that this is an exclusive agreement with Licensee and that UNITED will not license the Licensed Software to any other party.

     1.3.4 The Licensee shall be responsible for ensuring that they are operating the Licensed Software in compliance with any and all applicable state, provincial, national, and international laws.


1.4  TERM AND TERMINATION

     1.4.1 This Agreement shall commence and be deemed effective on the date when fully executed (the "Effective Date"). This Agreement is in effect for a period of five-(5)years and (the "Term") and shall automatically terminate at the end of such period.

     1.4.2 Licensee may terminate this Agreement at any time by giving written notice to UNITED and returning all copies of the Software to UNITED.

     1.4.3 UNITED may terminate this Agreement if Licensee is in violation of this Agreement and remains in violation thirty (30) days following notice in writing to Licensee by UNITED of such violation, in which case Licensee shall immediately return all copies of the Software to UNITED.

     1.4.4     UNITED  may  terminate  this  Agreement  at  any time upon thirty
               (30) days notice if the Licensee becomes bankrupt or insolvent or ceases carrying on business for any reason. In the event UNITED terminates this Agreement under this section 1.4.4 and demands return of the Software, UNITED agrees to reimburse Licensee for necessary and documented costs incurred by Licensee to maintain and upgrade the Software in an amount not to exceed seventy-five thousand dollars ($75,000), which shall be deposited with irrevocable instruction with a third party to be paid upon delivery of the Software and all copies thereof.

     1.4.5 Upon termination of this Agreement, based upon breach by the Licensee, the Licensee shall immediately return to UNITED all copies of the Software, and any and all of UNITED's materials which UNITED has a proprietary right to in that they are in the Licensee's possession and/or in the possession of the Licensee's agents, servants and employees.

     1.4.6 Upon termination of this Agreement, all Customer Information shall be given to the Licensee and UNITED shall not make use of or disclose any Customer Information to any third party.


1.5  REMUNERATION

     1.5.1 The Licensee shall pay to UNITED a license fee equal to seven and one-half percent (7.5%) of the net proceeds of any and all use of the Software licensed under this Agreement. Net Proceeds is defined as any revenues from the re-license, assignment of. or other use of the Software by the Licensee or other user of the
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               Software  less  all costs of operations of the Licensee including but not limited to , direct and indirect operating expenses of the Internet connections, depreciation of furniture fixtures and equipment, rent, salaries and wages of employees and consultants to the Licensee, and other costs actually incurred in the operation of Licensee's computer/Internet facility.

     1.5.2 Net Proceeds shall be calculated on a quarterly basis and UNITED's License fee as defined in this Section 1.5 shall be paid to UNITED within thirty (30) calendar days following the end of each calendar quarter.

     1.5.3 UNITED, at its sole cost, shall have the right to audit any and all of Licensee's financial records to verify the License Fee due UNITED. Any such audit shall be conducted by an auditor approved by the Licensee, which approval shall not be unreasonably withheld, or appointed by a court of competent jurisdiction.


1.6  CONFIDENTIALITY

     1.6.1 UNITED shall not disclose, publish, or disseminate customer or other confidential Licensee information to anyone; and UNITED agrees to take reasonable precautions to prevent any unauthorized use, disclosure, publication, or dissemination of such Information. UNITED agrees not to use such Information otherwise for its own or any third party's benefit without the prior written approval of an authorized representative of the Licensee in each instance.


2.1       OBLIGATIONS OF THE LICENSOR


     2.1.1 UNITED shall not be required to upgrade or otherwise maintain the Software. Licensee takes license to the software in an "as-is" condition, and assumes all responsibility to maintain the Software.

     2.1.2 Licensee shall repair and correct any problems that may arise from time to time which would cause it to be unable to utilize the Software as envisioned under this Agreement, and in consideration thereof, UNITED shall transfer all of its right, title and interest to the Licensee on the fifth (5th)anniversary of the execution of this Agreement.


2.2  THE LICENSED SOFTWARE

     2.2.1 Licensee shall be responsible for the installation of the Licensed Software on the Hardware.

     2.2.2 UNITED makes no warrantees that the Licensed Software correctly implements algorithms, or that pseudo-random numbers used by the software for the purposes of choosing game outcomes and shuffling cards are generated in an unbiased manner. Licensee assumes all responsibilities in this regard, and is granted full authority to implement such outcomes as desired by Licensee.


2.3  FINANCIAL TRANSACTIONS

     2.3.1 Licensee shall provide its own transaction processing system that will allow the its customers to deposit funds for use of the Games (the "Transaction Processing System").

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     2.3.2     UNITED  shall  not  be  responsible  for  processing  credit card transactions.

     2.3.3 The Licensee shall be responsible for all aspects of collecting and paying funds, in accordance with this Agreement.

     2.3.4 UNITED shall have no rights whatsoever in or to the Transaction Processing System and should this Agreement be terminated for any reason, Licensee shall maintain any and all right thereto.


2.4  TECHNICAL SUPPORT

     2.4.1 UNITED shall not be required to provide any Technical Support to Licensee, and Licensee shall be responsible for any and all maintenance of the Software.


3.1       OBLIGATIONS OF THE LICENSEE

     3.1.1     Licensee shall supply the Hardware as defined in this Agreement.

     3.1.2 Licensee shall maintain the Hardware and Software and pay all costs for maintaining the Hardware and Software.


     3.1.3 The Hardware shall, at all times, remain the property of Licensee.


3.2  MARKETING

     3.2.1 The Licensee shall be responsible for all marketing of the services offered through the Licensed Software.


3.3  REGULATORY ISSUES

     3.3.1 The Licensee shall be solely responsible for determining which jurisdictions they choose to market to and receive wagers from.

     3.3.2 The Licensee shall be responsible for determining the legality of accepting wagers in whichever jurisdictions they choose to market to and receive wagers from.

 3.4  THE WEB SITE

     3.4.1 The Licensee shall construct and maintain the entire web site(s) where the Software is to be made available to the Licensee's customers (the "Web Sites").

     3.4.2 The Licensee shall pay for any and all Uniform Resource Locators ("URL's") that the Licensee deems necessary to properly market the Licensed Software.

     3.4.3 The Licensee shall have the right to make any changes to the Web Sites the Licensee feels appropriate. No changes will be effected by UNITED.

     3.4.4 UNITED shall not in any way be responsible for the design of the Web Sites utilized by the Licensee.



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4    STANDARD CLAUSES
---------------------

4.1  NOTICES

     Unless otherwise provided in this Agreement, any notice provided for under this Agreement shall be in writing and shall be sufficiently given if delivered personally, or if transmitted by facsimile with an original signed copy delivered personally within twenty-four hours thereafter, or mailed by prepaid registered post addressed to UNITED at their respective addresses set forth below or at such other than current address as is specified by notice.



          To UNITED:               United Trading.Com
                                   19762 MacArthur Blvd. Suite 300
                                   Irvine, CA 92612

          To the Licensee:         Recantoazal S.A.
                                   Apartado 90-1007 Centro Colom,
                                   Paseo Colom, San Jose, Costa Rica


4.2  ENTIRE AGREEMENT AND SCHEDULES

     The parties agree that this Agreement and its Schedule, if any, constitute the complete and exclusive statement of the terms and conditions between the Licensee and UNITED covering the performance hereof, and cannot be altered, amended or modified except in writing executed by an authorized representative of each party.


4.3  GOVERNING LAW AND ARBITRATION

     Any dispute in connection with this Agreement shall be settled by arbitration in accordance with any Arbitration Act agreed upon between the parties; provided, however, should any dispute arise under this Agreement, the parties shall endeavor to settle such dispute amicably between themselves. In the event that the parties fail to agree upon an amicable solution, such dispute shall be finally determined by arbitration as aforesaid.


4.4  GOVERNING LAW

     This agreement and all Schedules shall be governed by and construed in accordance with the laws of Nevada, and the Licensee hereby attorns to the jurisdiction of the courts of the state of Nevada notwithstanding any other provision expressed or implied in either this agreement or the Schedules.


4.5  TIME TO BE OF THE ESSENCE

     Time is of the essence.


4.6  NUMBER AND GENDER

     In this Agreement the use of the singular number includes the plural and vice versa the use of any gender includes all genders, and the word "person" includes an individual, a trust, a partnership, a body corporate and politic, an association and any other incorporated or unincorporated organization or entity.

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4.7  CAPTIONS

     Captions or descriptive words at the commencement of the various sections are inserted only for convenience and are in no way to be construed as a part of this Agreement or as a limitation upon the scope of the particular section to which they refer.


4.8  NON-ASSIGNABILITY

     This Agreement is personal to the Licensee, except as provided in S. 4.9, and the Licensee may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of UNITED.


4.9  BENEFIT

     This Agreement shall enure to the benefit of and be binding upon the Licensee, its successors and assigns. The Licensee may delegate the performance of any of its obligations hereunder to any corporation which controls, is controlled by or is under common control with the Licensee.


4.10 WAIVER

     No condoning, excusing or waiver by any party hereto of any default, breach of non-observance by any other party hereto, at any time or times with respect to any covenants or conditions herein contained, shall operate as a waiver of that party's rights hereunder with respect to any continuing or subsequent default, breach or nonobservance, and no waiver shall be inferred from or implied by any failure to exercise any rights by the party having those rights.


4.11 FURTHER ASSURANCE

     Each of the parties hereto hereby covenants and agrees to execute such further and other documents and instruments and to do such further and other things as may be necessary to implement and carry out the intent of this Agreement.


4.12 CUMULATIVE RIGHTS

     All rights and remedies of UNITED are cumulative and are in addition to and shall not be deemed to exclude any other rights or remedies allowed by law except as specifically limited hereby. All rights and remedies may be exercised concurrently.


4.13 PRIOR AGREEMENTS

     Except as specifically provided for herein, this Agreement, including its Schedules, contains all of the terms agreed upon by the parties with respect to the subject matter herein and supersedes all prior agreements, arrangements and understandings with respect thereto, whether oral or written.


4.14 SEVERABILITY

     If any part of this Agreement is unenforceable because of any rule of law or public policy, such unenforceable provision shall be severed from this Agreement, and this severance shall not affect the remainder of this Agreement.
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4.15 NO PARTNERSHIP

     Notwithstanding anything in this Agreement, no part of this Agreement, nor the Agreement as a whole shall be construed as creating a partnership or agency relationship between the parties. If any part of this Agreement should become construed as forming a partnership or agency relationship, that part shall be amended such that no partnership or agency relationship is created, but that part achieves what it was originally intended to achieve.


4.16 DOLLAR AMOUNTS

     All references to money or specific dollar amounts in this Agreement are in United States Dollars.


4.17 INTERPRETATION

     In the interpretation of this Agreement or any provision hereof, no inference shall be drawn in favor of or against any party by virtue of the fact that one party or its agents may have drafted this Agreement or such provision.


4.18 COUNTERPARTS

     This agreement may be executed in one or more counterparts, all of which taken together shall constitute a single instrument.

UNITED TRADING.COM


By:  ______________________________

Name:  ____________________________

Title: ____________________________



Recantoazal, S.A.


By:    ___________________________

Name:  ___________________________

Title: ___________________________


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